Exhibit 99.1

IFF Reports Second Quarter 2015 Results

Delivered Strong Currency Neutral Operational Performance

Initiated Execution of Vision 2020

NEW YORK--(BUSINESS WIRE)--August 10, 2015--International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris:IFF), a leading global creator of flavors, fragrances and cosmetic actives for consumer products, reported financial results and strategic progress for the second quarter ended June 30, 2015.

Second Quarter 2015 Consolidated Summary: Growth vs. Prior Year ¹

	Reported (GAAP)			Adjusted (Non-GAAP)			Adjusted Currency Neutral
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	(3)%	(3)%	(4)%	(3)%	(1)%	(1)%	5%	7%	10%
Acquisition Impact	1%	0%	0%	1%	0%	1%	1%	0%	1%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Win Where We Compete: achieve market leadership position in key markets, categories & customers

  Emerging markets +7% on a currency neutral basis
  Middle East and Africa currency neutral sales +22%
  Flavors North America +5% including the acquisition of Ottens Flavors
  Home Care increased high-single-digits globally on a currency neutral basis

Innovating Firsts: strengthen position and drive differentiation in priority R&D platforms

  Fabric Care grew mid-teens on a currency neutral basis driven by encapsulation technology
  Encapsulation grew strong double-digits in Toiletries, Home Care, and Personal Wash
  Flavors Latin America continued double-digit growth trend led by proprietary delivery system
  Sweetness and Savory Modulation portfolio grew strong double-digits

Become Our Customers’ Partner of Choice: attain commercial excellence

  Growth achieved across both global and regional accounts, with regionals outpacing in Flavors
  Expanded product offerings with acquisition of Lucas Meyer Cosmetics (LMC) in third quarter
  Launched & marketed Amber XtremeTM for broad use within the fragrance industry

Strengthen and Expand the Portfolio: pursue value-creation through collaborations & acquisitions

  Accelerated growth potential by entering into cosmetic actives via acquisition of LMC
  Successfully completed Ottens Flavors acquisition – increasing market share in North America
  Established collaboration with Duke University for flavor modulation & the University of Liverpool for delivery systems in fragrances

Management Commentary

“Strategically, we initiated the implementation of Vision 2020, which centers on building greater differentiation, accelerating profitable growth and increasing shareholder value,” said Chairman and CEO Andreas Fibig. “While still in the early days of execution, we are seeing that our identified strategic imperatives are the right ones.

“In the areas where we are targeting a market leadership position – Africa, the Middle East, and North America – we are seeing accelerated growth. We continue to leverage our long-standing presence in the emerging markets as they grew 7% on a currency neutral basis led by a 22% increase in the Middle East and Africa and strong growth in India, Brazil and Argentina. We also fortified our market share in North America – achieving the number two position in Flavors – as we successfully closed the acquisition of Ottens Flavors.

“Delivery systems across both flavors and fragrances continue to be a driver of results, proof that our focus on differentiating technology is correct. The strong trends in Fabric Care and Beverage continued in the second quarter, led by our encapsulation technology in fragrances and proprietary delivery system in flavors. In addition, we are very pleased that our sales of sweetness and savory modulation portfolio improved strong double-digits in the second quarter – an example that we are providing our customers with innovative solutions that win in the marketplace.

“Our continued commitment to provide our customers with in-depth local consumer understanding, superior innovation, outstanding service, and the highest quality products allowed us to capture the growth potential of faster-growing regional accounts, most noticeably in Flavors in the second quarter. We also broadened our product offerings – expanding into the more rapidly growing cosmetic actives industry with the recent acquisition of Lucas Meyer Cosmetics – offering our customers greater options to support their strategic growth initiatives.

“In line with our focus on strengthening and expanding our portfolio, we diligently pursued value-creation opportunities in partnerships and collaborations. We recently signed a partnership with Duke University focusing on finding effective flavor modulators that are novel to our industry. In addition, we are collaborating with the University of Liverpool to enhance our delivery system capabilities in fragrances.

“Leveraging our strong cash flow generation and commitment to Vision 2020, we increased our dividend by 20% for the third quarter and authorized an additional $250 million share repurchase – bringing our payout ratio to about 55% of our estimated adjusted net income in 2015.

“In the second quarter, we delivered financial results in line with the guidance we provided at our recent Investor Day. Currency neutral sales improved 4% on an organic basis or 5% including the acquisition of Ottens Flavors. Overall top-line performance continues to be driven by new wins – which remain solid – with growth balanced across both business units. Adjusted operating profit, on a currency neutral basis, grew 7% as a result of currency neutral gross margin expansion and lower RSA expenses. This solid operational performance, combined with a lower effective tax rate and a year-over-year decrease in average shares outstanding, drove currency neutral adjusted EPS higher by 10%.

“For the full year 2015, we expect currency neutral sales to grow about 6%, including approximately 2 percentage points related to the acquisitions of Ottens Flavors and Lucas Meyer Cosmetics. We expect this growth, combined with our continued cost control, should lead to approximately 9% adjusted operating profit growth and about 10% adjusted EPS growth, all on a currency neutral basis. Like many U.S. multinational companies, foreign exchange will continue to impact our financial results throughout the balance of the year. Based on where exchange rates are today, we would expect full year sales to be down approximately 1% and adjusted operating profit to rise 4% including the impact of currency.”

Second Quarter 2015 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral
	Sales	Segment Profit	Sales	Segment Profit
Fragrances:	(4)%	(6)%	4%	5%

Flavors:	(1)%	(7)%	7%	1%
Acquisition Impact	3%	0%	3%	1%

Fragrances Business Unit

  Currency neutral sales improved 4% led by double-digit growth in EAME and mid-single-digit improvement in Latin America.
  Fine Fragrances increased 2% led by double-digit performance in EAME. This strong growth more than offset softness in Latin America, where economic conditions, particularly in Brazil, have impacted discretionary spending.
  Consumer Fragrances grew 6% led by double-digit growth in Fabric Care and high-single-digit growth in Home Care. On a geographic basis, EAME and Latin America each had mid-teen growth rates.
  Fragrance Ingredients declined 3% primarily related to a strategic decision not to engage in lower margin businesses, and instead, utilize capacity to further strengthen the Fragrance Compounds business.
  Fragrance currency neutral segment profit improved approximately 5% driven by volume growth, cost savings initiatives and productivity programs. Segment profit margin on a currency neutral basis increased 20 basis points to 20.2%.
  On a reported basis, sales decreased 4% to $395.1 million in the second quarter compared with $412.9 million in the prior year quarter. Fragrances segment profit decreased 6%, or $5.6 million, to $79.9 million.

Flavors Business Unit

  Currency neutral sales grew 7%, including approximately 3 percentage points related to the acquisition of Ottens Flavors. All categories experienced broad-based growth, with the strongest results in Beverage and Savory.
  Greater Asia increased 6% driven by mid-single-digit gains in Savory, Beverage and Dairy. On a country perspective, strong growth was achieved in India, Indonesia and the Philippines, which more than offset a slight decline in China.
  EAME improved 6% led by a double-digit gain in Savory and mid-single-digit growth in Beverage. The Middle East and Africa reported the highest growth, improving over 20%, driven by strong new win performance.
  North America grew 5% reflecting additional sales related to the acquisition of Otten Flavors and high-double-digit growth in Dairy. As the Company explained at its Investor Day, the core business was soft principally due to underlying trends with select customers.
  Latin America increased 14% as all categories reported positive growth. The double-digit trend in Beverage continued for the seventh consecutive quarter. Savory and Dairy also grew double-digits as a result of strong new win performance.
  Flavors currency neutral segment profit improved approximately 1% as the benefit of topline growth, productivity and cost control initiatives was reduced by a year-over-year increase in incentive compensation expense and the inclusion of amortization of intangibles related to the acquisition of Ottens Flavors. Segment profit margin on a currency neutral basis decreased 140 basis points to 22.6% from 23.9% in the prior year quarter.
  On a reported basis, sales decreased 1%, or $3.0 million, to $372.5 million from $375.5 million in the prior year quarter. Flavors segment profit decreased 7%, or $6.8 million, to $84.0 million.

A copy of the Company’s Quarterly Report on Form 10-Q will be available on its website at www.iff.com or at sec.gov by August 12, 2015.

Audio Webcast

A live webcast to discuss the Company’s second quarter 2015 financial results will be held on August 11, 2015, at 10:00 a.m. EDT. Investors may access the webcast and accompanying slide presentation on the Company's website at www.iff.com under the Investor Relations section. For those unable to listen to the live broadcast, a recorded version of the webcast will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

About IFF

International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, sweet goods and food products. The Company leverages its competitive advantages of consumer insight, research and development, creative expertise, and customer intimacy to provide customers with innovative and differentiated product offerings. A member of the S&P 500 Index, IFF has more than 6,200 employees working in 32 countries worldwide. For more information, please visit our website at www.iff.com; follow us on Twitter and LinkedIn.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for the second quarter and full year 2015, and our ability to generate shareholder returns and sustain our long-term growth performance. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2015. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the Company’s ability to implement its Vision 2020 strategy; (2) volatility and increases in the price of raw materials, energy and transportation; (3) the economic and political risks associated with the Company’s international operations; (4) the Company’s ability to benefit from its investments and expansion in emerging markets; (5) fluctuations in the quality and availability of raw materials; (6) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (7) the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, realization of price increases and growth targets; (8) the Company’s ability to successfully develop new and competitive products that appeal to its customers and consumers; (9) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (10) the impact of currency fluctuations or devaluations in the Company’s principal foreign markets; (11) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (12) the effects of any unanticipated costs and construction or start-up delays in the expansion of the Company’s facilities; (13) the Company’s ability to successfully execute acquisitions, collaborations and joint ventures; (14) the Company’s ability to manage unanticipated costs and other adverse financial impacts in connection with its acquisitions; (15) the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments; (16) adverse changes in federal, state, local and foreign tax legislation or adverse results of tax audits, assessments, or disputes; and (17) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per diluted share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,

	2015	2014	% Change	2015	2014	% Change

Net sales	$767,541	$788,414	(3)%	$1,542,448	$1,558,638	(1)%
Cost of goods sold	422,501	435,767	(3)%	851,131	864,579	(2)%
Gross profit	345,040	352,647	(2)%	691,317	694,059	(0)%
Research and development	62,514	66,431	(6)%	125,976	127,934	(2)%
Selling and administrative	134,063	132,919	1%	254,898	256,653	(1)%
Restructuring and other charges	(358)	182	(297)%	(170)	304	(156)%
Operating profit	148,821	153,115	(3)%	310,613	309,168	0%
Interest expense	11,407	11,403	0%	22,502	23,080	(3)%
Other expense (income), net	436	(4,641)	(109)%	(5,275)	(3,198)	65%
Income before taxes	136,978	146,353	(6)%	293,386	289,286	1%
Taxes on income	31,604	36,068	(12)%	59,754	72,294	(17)%
Net income	$105,374	$110,285	(4)%	$233,632	$216,992	8%

Earnings per share - basic	$1.30	$1.35		$2.88	$2.66
Earnings per share - diluted	$1.29	$1.35		$2.86	$2.64

Average shares outstanding
Basic	80,790	80,949		80,729	81,003
Diluted	81,192	81,430		81,201	81,583

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014
Cash & cash equivalents	$377,254	$478,573
Receivables	566,414	493,768
Inventories	561,715	568,729
Other current assets	216,871	168,957
Total current assets	1,722,254	1,710,027

Property, plant and equipment, net	714,809	720,268
Goodwill and other intangibles, net	908,974	752,041
Other assets	307,591	312,285
Total assets	$3,653,628	$3,494,621

Bank borrowings and overdrafts, and
current portion of long-term debt	$8,793	$8,090
Other current liabilities	514,728	510,718
Total current liabilities	523,521	518,808

Long-term debt	989,196	934,232
Non-current liabilities	514,237	518,892

Shareholders' equity	1,626,674	1,522,689
Total liabilities and shareholders' equity	$3,653,628	$3,494,621

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$233,632	$216,992
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	41,041	49,131
Deferred income taxes	17,891	10,228
Loss (gain) on disposal of assets	14	(1,569)
Stock-based compensation	12,860	14,034
Pension contributions	(57,493)	(9,812)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(92,329)	(50,236)
Inventories	(9,834)	1,850
Accounts payable	28,435	(30,831)
Accruals for incentive compensation	(21,191)	(54,970)
Other current payables and accrued expenses	20,204	(12,382)
Other assets/liabilities, net	(6,912)	21,595
Net cash provided by operating activities	166,318	154,030

Cash flows from investing activities:
Cash paid for acquisition, net of cash received (including $15 million of contingent consideration related to the Aromor acquisition in 2014)	(188,835)	(102,500)
Additions to property, plant and equipment	(37,937)	(60,244)
Proceeds from life insurance contracts	548	17,750
Maturity of net investment hedges	9,735	(472)
Proceeds from disposal of assets	1,515	2,074
Net cash used in investing activities	(214,974)	(143,392)

Cash flows from financing activities:
Cash dividends paid to shareholders	(75,927)	(63,417)
Net change in revolving credit facility borrowings and overdrafts	(283)	2,106
Deferred financing costs	—	(1,023)
Repayments of debt	(30,000)	—
Proceeds from issuance or drawdown of long-term debt	86,162	—
Proceeds from issuance of stock under stock plans	286	1,024
Excess tax benefits on stock-based payments	11,608	5,788
Purchase of treasury stock	(38,813)	(34,103)
Net cash used in financing activities	(46,967)	(89,625)
Effect of exchange rates changes on cash and cash equivalents	(5,696)	335
Net change in cash and cash equivalents	(101,319)	(78,652)
Cash and cash equivalents at beginning of year	478,573	405,505
Cash and cash equivalents at end of period	$377,254	$326,853

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Sales
Flavors	$372,478	$375,513	$749,586	$742,018
Fragrances	395,063	412,901	792,862	816,620
Consolidated	767,541	788,414	1,542,448	1,558,638

Segment Profit
Flavors	84,015	90,805	176,743	178,869
Fragrances	79,924	85,474	161,522	172,638
Global Expenses	(8,629)	(19,869)	(20,194)	(36,303)
Restructuring and other charges, net	358	(182)	170	(304)
Acquisition and related costs	(6,566)	—	(7,066)	—
Operational improvement initiative costs	(281)	(3,113)	(562)	(5,732)
Operating profit	148,821	153,115	310,613	309,168

Interest Expense	(11,407)	(11,403)	(22,502)	(23,080)
Other income, net	(436)	4,641	5,275	3,198
Income before taxes	$136,978	$146,353	$293,386	$289,286

Operating Margin
Flavors	22.6%	24.2%	23.6%	24.1%
Fragrances	20.2%	20.7%	20.4%	21.1%
Consolidated	19.4%	19.4%	20.1%	19.8%

International Flavors & Fragrances Inc.
Sales Performance by Region and Category
(Unaudited)

		Second Quarter 2015 vs. 2014
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	-7%	-1%	-16%	-6%	5%	0%

EAME	Reported	-6%	-7%	-11%	-8%	-12%	-10%
Currency Neutral		17%	14%	1%	12%	6%	9%

Latin America	Reported	-19%	13%	2%	4%	6%	5%
Currency Neutral		-15%	15%	1%	6%	14%	9%

Greater Asia	Reported	-2%	-4%	-8%	-4%	2%	-1%
Currency Neutral		-2%	-2%	-1%	-2%	6%	3%

Total	Reported	-9%	-1%	-11%	-4%	-1%	-3%
Currency Neutral		2%	6%	-3%	4%	7%	5%

		First Six Months 2015 vs. First Six Months 2014
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	-10%	2%	-18%	-6%	8%	1%

EAME	Reported	-9%	-4%	-9%	-7%	-8%	-8%
Currency Neutral		8%	14%	0%	9%	7%	8%

Latin America	Reported	-11%	13%	2%	6%	10%	8%
Currency Neutral		-7%	16%	-2%	9%	18%	12%

Greater Asia	Reported	16%	-1%	-1%	-1%	1%	0%
Currency Neutral		17%	1%	7%	2%	5%	4%

Total	Reported	-9%	2%	-10%	-3%	1%	-1%
Currency Neutral		0%	8%	-3%	4%	8%	6%

Currency neutral growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2015 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q2 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	-3%	-3%	-4%
Items Impacting Comparability	0%	2%	3%
% Change - Adjusted (Non-GAAP)	-3%	-1%	-1%
Currency Impact	8%	8%	11%
% Change - Currency Neutral (Adjusted)	5%	7%	10%

Q2 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	-1%	-7%
Currency Impact	8%	8%
% Change - Currency Neutral	7%	1%

Q2 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	-4%	-6%
Currency Impact	8%	11%
% Change - Currency Neutral	4%	5%

1H Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	-1%	0%	8%
Items Impacting Comparability	0%	1%	-4%
% Change - Adjusted (Non-GAAP)	-1%	1%	4%
Currency Impact	7%	8%	7%
% Change - Currency Neutral (Adjusted)	6%	9%	11%

1H Flavors	Sales
% Change - Reported (GAAP)	1%
Currency Impact	7%
% Change - Currency Neutral	8%

1H Fragrances	Sales
% Change - Reported (GAAP)	-3%
Currency Impact	7%
% Change - Currency Neutral	4%

Currency neutral growth is calculated by translating prior year amounts at the exchange rates used for the corresponding 2015 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Second Quarter 2015
	Items Impacting Comparability

	Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Acquisition related costs		Adjusted (Non-GAAP)

Net sales	767,541
Cost of goods sold	422,501			(281)	(b)	(844)	(c)
Gross profit	345,040			281		844		346,165
Research and development expenses	62,514
Selling and administrative expenses	134,063					(5,722)	(c)	128,341
RSA Expense	196,577
Restructuring and other charges, net	(358)	358	(a)
Operating profit	148,821	(358)		281		6,566		155,310
Interest expense	11,407
Other expense (income), net	436
Income before taxes	136,978	(358)		281		6,566		143,467
Taxes on income	31,604	(125)		70		875		32,424
Net income	105,374	(233)		211		5,691		111,043

Earnings per share - diluted	$1.29	$—		$—		$0.07		$1.36

(a) Costs related to the Fragrance Ingredients Rationalization.
(b) Related to a partial plant closing in Asia.
(c) Transaction costs related to acquisitions (Ottens Flavors and Lucas Meyer Cosmetics) as well as expense related to the fair value step up of inventory on the Ottens Flavors acquisition.
* The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.2M.

	Second Quarter 2014
	Items Impacting Comparability

	Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Adjusted (Non-GAAP)

Net sales	788,414
Cost of goods sold	435,767	(2,850)	(a)	(263)	(b)
Gross profit	352,647	2,850		263		355,760
Research and development expenses	66,431
Selling and administrative expenses	132,919
RSA Expense	199,350
Restructuring and other charges, net	182	(182)
Operating profit	153,115	3,032		263		156,410
Interest expense	11,403
Other expense (income), net	(4,641)
Income before taxes	146,353	3,032		263		149,648
Taxes on income	36,068	1,060		67		37,195
Net income	110,285	1,972		196		112,453

Earnings per share - diluted	$1.35	$0.02		$—		$1.37

(a) Costs related to the Fragrance Ingredients Rationalization.
(b) Related to plant closing in Europe and partial closing in Asia.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Second Quarter Year-to-Date 2015
	Items Impacting Comparability

	Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Acquisition related costs		Tax settlements		Adjusted (Non-GAAP)

Net sales	1,542,448
Cost of goods sold	851,131			(562)	(b)	(843)	(c)			849,726
Gross profit	691,317			562		843
Research and development expenses	125,976
Selling and administrative expenses	254,898					(6,222)	(c)			248,676
RSA Expense	380,874
Restructuring and other charges, net	(170)	170	(a)
Operating profit	310,613	(170)		562		7,065				318,070
Interest expense	22,502
Other expense (income), net	(5,275)
Income before taxes	293,386	(170)		562		7,065				300,843
Taxes on income	59,754	(60)		140		1,050		10,478	(d)	71,362
Net income	233,632	(110)		422		6,015		(10,478)		229,481

Earnings per share - diluted	$2.86	$—		$0.01		$0.07		$(0.13)		$2.81

(a) Costs related to the Fragrance Ingredients Rationalization.
(b) Related to plant closings in Europe and partial closing in Asia.
(c) Transaction costs related to acquisitions (Ottens Flavors and Lucas Meyer Cosmetics) as well as expense related to the fair value step up of inventory on the Ottens Flavors acquisitions.
(d) Settlements due to favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
* The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.2M.

	Second Quarter Year-to-Date 2014
	Items Impacting Comparability

	Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Adjusted (Non-GAAP)

Net sales	1,558,638
Cost of goods sold	864,579	(5,100)	(a)	(632)	(b)	858,847
Gross profit	694,059	5,100		632
Research and development expenses	127,934
Selling and administrative expenses	256,653
RSA Expense	384,587
Restructuring and other charges, net	304	(304)
Operating profit	309,168	5,404		632		315,204
Interest expense	23,080
Other expense (income), net	(3,198)
Income before taxes	289,286	5,404		632		295,322
Taxes on income	72,294	1,891		156		74,341
Net income	216,992	3,513		476		220,981

Earnings per share - diluted	$2.64	$0.04		$0.01		$2.69

(a) Costs related to the Fragrance Ingredients Rationalization.
(b) Related to plant closings in Europe and partial closing in Asia.

CONTACT:
International Flavors & Fragrances Inc.
VP, Global Corporate Communications & Investor Relations:
Michael DeVeau, 212-708-7164